Exhibit 24.1

POWER OF ATTORNEY
Assertio Holdings, Inc.

    The undersigned hereby constitutes and appoints Sam Schlessinger, Jennifer Hipelius and
Paul Schwichtenberg, individually, as the undersignedTMs true and lawful attorney-in-fact to:

(1) execute and deliver on behalf of the undersigned, in the undersignedTMs capacity as an officer and/or director of Assertio Therapeutics, Inc., a Delaware corporation (the
Company), any and all documents relating to insider reporting requirements under
Section 16 of the Securities Exchange Act of 1934, including, without limitation, the execution and filing of all Forms ID, 3, 4 and 5 (collectively, the Section 16 Filings),

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Section 16 Filings, complete and execute any amendments thereto, and timely file such form with the United States
Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-factTMs discretion.

    The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-
factTMs substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of
Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of theundersignedTMs responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

    This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Section 16 Filings with respect to the undersignedTMs holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

    IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 26th day of February 2021.

/s/ Ajay Patel
__________________________
Ajay Patel